Exhibit 24.1
SOUTHERN CALIFORNIA EDISON COMPANY
POWER OF ATTORNEY
          The undersigned, SOUTHERN CALIFORNIA EDISON COMPANY, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint, STEPHEN E. PICKETT, THOMAS M. NOONAN, POLLY L. GAULT,
BARBARA E. MATHEWS, LINDA G. SULLIVAN, ROBERT C. BOADA, GEORGE T. TABATA, PAIGE W. R. WHITE, MICHAEL A. HENRY, KEITH J. LARSON, KATHLEEN BRENNAN DE JESUS, JEFFERY D. DURAN, DARLA F. FORTE,
BONITA J. SMITH, MARGA ROSSO, and SARAH C. PEREZ or any of them, to act as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2008, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2009, any Current Reports on Form 8-K from time to time during 2009 and through December 10, 2009, or in the event this Board of Directors does not meet on December 10, 2009, through the next succeeding date on which this Board holds a regular meeting, and any and all supplements and amendments thereto, to be filed by Southern California Edison Company with the Securities and Exchange Commission, under the Securities Exchange Act of 1934 as amended, (the “Act”), for the purpose of complying with Sections 13 or 15(d) of the Act, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

          Executed at Rosemead, California, as of this 11th day of December, 2008.

SOUTHERN CALIFORNIA EDISON COMPANY
By:	/s/ Alan J. Fohrer
Alan J. Fohrer
Chairman of the Board and Chief Executive Officer

/s/ Barbara E. Mathews
Barbara E. Mathews Vice President, Associate General Counsel, Chief Governance Officer, and Corporate Secretary

2009 Southern California Edison Company
10-K, 10-Q, and 8-K Power of Attorney
Principal Executive Officer:

/s/ Alan J. Fohrer

Alan J. Fohrer		Chairman of the Board, Chief Executive Officer, and Director

Principal Financial Officer:

/s/ Thomas M. Noonan

Thomas M. Noonan		Senior Vice President and Chief Financial Officer

Controller and Principal Accounting Officer:

/s/ Linda G. Sullivan

Linda G. Sullivan		Vice President and Controller

Additional Directors:

/s/ Theodore F. Craver, Jr.	Director	/s/ Ronald L. Olson	Director

Theodore F. Craver, Jr.		Ronald L. Olson

/s/ Vanessa C.L. Chang	Director	/s/ James M. Rosser	Director

Vanessa C.L. Chang		James M. Rosser

/s/ France A. Córdova	Director	/s/ Richard T. Schlosberg, III	Director

France A. Córdova		Richard T. Schlosberg, III

/s/ Charles B. Curtis	Director	/s/ Thomas C. Sutton	Director

Charles B. Curtis		Thomas C. Sutton

/s/ Bradford M. Freeman	Director	/s/ Brett White	Director

Bradford M. Freeman		Brett White

/s/ Luis G. Nogales	Director
Luis G. Nogales